UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 23, 2026

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2026, the Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”) designated Peter Herpich, the Company’s current Corporate Controller, to serve as the Company’s principal financial officer on an interim basis. As previously disclosed, Katherine Fogertey resigned from her roles as Chief Financial Officer and principal financial and accounting officer in November 2025, and will serve as a Senior Advisor to the Company until March 4, 2026. The Company has commenced a search for a new Chief Financial Officer, and Mr. Herpich will serve as principal financial officer on an interim basis during this process.

Mr. Herpich, age 55, joined the Company in May 2023, and has served as the Company’s Senior Vice President, Corporate Controller, since joining the Company. Prior to joining the Company, Mr. Herpich spent two years at Casper Inc., where he served as Vice President, Global Controller. Prior to that, Mr. Herpich spent 25 years at Barnes & Noble, Inc., where he most recently served as Vice President, Corporate Controller and principal accounting officer. Mr. Herpich is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Herpich and any other persons pursuant to which he was designated as the Company’s principal financial officer on an interim basis. There are also no family relationships between Mr. Herpich and any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: February 24, 2026	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Chief Legal Officer